UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 20, 2022, Ventas, Inc. issued the following communication:

Proxy Advisory Firm Glass Lewis Recommends Ventas Shareholders Vote “FOR ALL”
of Ventas’s Highly Qualified Directors

Recommends that Shareholders Support the Company’s “Say on Pay” Proposal

Shareholders Urged to Vote “FOR ALL” of Ventas’s Directors
and “FOR” the Company’s Executive Compensation Program on the WHITE Proxy Card

CHICAGO – April 20, 2022 – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), an independent proxy advisory firm, has recommended that shareholders vote “FOR ALL” of Ventas’s 11 experienced directors on the WHITE proxy card in advance of the upcoming Annual Meeting of Stockholders (“Annual Meeting”) to be held on April 27, 2022.

Both leading proxy advisory firms, Glass Lewis and Institutional Shareholder Services, have now recommended shareholders reject Land & Buildings’ proxy campaign, in which it is seeking to force the removal of Ventas’s Presiding Director from the Company’s Board.

In commenting on Ventas’s highly qualified Board, multiyear refreshment process and its determination that support for Land & Buildings is not warranted, Glass Lewis noted1:

•	“When comparing the experience and qualifications of the two opposing director nominees, we believe Mr. Shelton's executive and operational experience in the healthcare sector – including at hospitals and medical office buildings, which comprise a large portion of Ventas’ portfolio – remains a critical asset for Ventas as it emerges from the pandemic and navigates ongoing challenges in the operational and macro environment. Therefore, we do not consider it to be in the best interests of Ventas shareholders to elect Mr. Litt at the cost of displacing Mr. Shelton from the board.”

•	“Since 2019, the board has appointed four new directors, including Mr. Embler this year, and since 2018, two longer-tenured directors have retired, including Mr. Gellert this year. We note the Company’s refreshment process has also resulted in enhanced diversity of directors not only in terms of race and gender but also thought and perspective.”

•	“The board’s appointment of Mr. Embler, who has significant experience as an institutional investor, including in the REIT space, and who has served on several public company boards, including a REIT, should help to ensure that improving investor relations is a top priority in the boardroom. While L&B protests Mr. Embler’s appointment as a defensive move to block Mr. Litt’s candidacy, in our view, Mr. Embler is objectively the better candidate for the Ventas board at this time, given the Company’s circumstances and the board’s needs and stated criteria for new directors.”

1 Permission to use quotations neither sought nor obtained

•	“The Ventas board has not been sitting on its hands and, in our view, appears to be taking appropriate action to address identified concerns. In addition to the board refreshment that began in 2018, Ventas appointed new leadership in its senior housing business at the start of 2020, just before the pandemic took hold. This led to strategic changes such as diversifying the operators that Ventas partners with to run its senior housing properties.”

In commenting on Ventas’s superior returns, forward-thinking capital allocation decisions and high-quality diversified portfolio of real estate, Glass Lewis noted:

•	“We note Ventas’ current year-to-date TSR figure, now 14 trading days later, stands at 19.5%, but that’s still best among the index. Likely more encouraging for Ventas shareholders, we note the Company’s trailing 1-year TSR of 15% is significantly better than the average negative return of -5% among the other NAREIT Health Care Index constituents. Further, Ventas has delivered a TSR of 97% over the last two years, since April 14, 2020, which was in the midst of the COVID-19 crisis and market volatility, exceeding all peers including Welltower’s 94% over that period, which reflects the post-pandemic recovery in senior housing currently underway. Lastly, we would also note Ventas’ trailing 3-year TSR has been marginally better than the peer average.”

•	“In our view, L&B’s stated concerns regarding stale leadership, capital allocation missteps, and senior housing business strategy and performance do not resonate. As the Company points out, L&B’s statement that Ventas owns a superior and better positioned portfolio of assets would seem to directly contradict L&B’s assertion that Ventas has deployed capital poorly.”

•	“On the other hand, however, we believe the Dissident has failed to present compelling evidence that the Ventas board has overseen poor capital allocation decisions or that the Company’s SHOP performance or actual FFO per share growth has been materially worse than Welltower in recent years. To the contrary, as discussed above, Ventas appears to have a superior, well-positioned portfolio as a result of forward-thinking capital allocation decisions, adjusted its SHOP operator strategy well before the Dissident’s campaign and has generated broadly similar (if not better) performance as Welltower before, during and after the pandemic.”

In commenting on its recommendation that shareholders vote in favor of the Company’s executive compensation program and the changes the Board has made in response to shareholder feedback, Glass Lewis noted:

•	“We note, however, that NEO retention awards were granted prior to the annual meeting in 2021, and following the meeting and shareholder feedback, the Company implemented a series of compensation quantum reductions for fiscal 2021 and 2022, including a reduction in 2022 target executive compensation, which we view as positive steps.”

•	“This positive trajectory is reinforced in certain changes to incentives for 2022, namely: a return to a more formulaic short-term incentive plan, ESG metrics for short and long-term incentives (as initiated in fiscal 2021), and a heavier emphasis on TSR metrics under the long-term incentive plan, which may help re-align the executive and shareholder experience.”

Commenting on the Glass Lewis report, Ventas issued the following statement:

Ventas is pleased that the two leading proxy advisory firms have recommended that shareholders support the Company’s 11 director nominees, and that Glass Lewis recommends shareholders support the Company’s executive compensation program. Ventas appreciates the thoughtful feedback of its shareholders and believes it is taking the right steps to extend its track record of outperformance. With the strong oversight of its Board, Ventas has prudently managed through the challenges of the COVID-19 pandemic and driven solid growth and shareholder returns, while ensuring the safety of its operators and employees. The Company believes it is well-positioned to capture the upside of the ongoing COVID recovery in the senior housing space to deliver further value creation.

Ventas shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. The Company advises all shareholders to simply discard any Blue proxy card received from Land & Buildings. Instead, to follow the Board’s recommendation, shareholders should use the WHITE proxy card to vote “FOR ALL” of the Company’s highly qualified directors and vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation program.

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll free:

(877) 750-9496

Banks & Brokers may call collect:

(212) 750-5833

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.

Contacts

Investors

Sarah Whitford

(877) 4-VENTAS

Media

Joseph Sala / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449